                                                                       Exhibit 5

                             Hogan & Hartson L.L.P.
                                Columbia Square
                          555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109
                                 (202) 637-5600



                              September 12, 1994



Board of Directors
Eagle Financial Corp.
222 Main Street
Bristol, Connecticut  06010

Gentlemen:

          We are acting as counsel to Eagle Financial Corp., a Delaware corporation (the "Company"), in connection with its registration with the Securities and Exchange Commission of 1,299,500 shares of the Company's common stock, par value $.01 per share (the "Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Company's Registration Statement on Form S-2, as filed on August 9, 1994, and of Pre-Effective Amendment No. 1 thereto, as being filed on the date hereof (collectively, the "Registration Statement");

          2. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect;

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect;

          4. The proposed form of underwriting agreement between the Company and Keefe, Bruyette & Woods, Inc., as underwriter, as

Board of Directors
Eagle Financial Corp.
September 12, 1994
Page 2

              being filed as Exhibit 1 to the Registration Statement on the date hereof (the "Underwriting Agreement"); and

          5. Resolutions of the Board of Directors of the Company adopted on July 26, 1994 and August 23, 1994, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

          We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Pricing Committee of the Board of Directors of the Company approving the price of the Shares, (ii) execution and delivery by the Company and Keefe, Bruyette & Woods, Inc. of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the registration of the Shares and should not otherwise be quoted in whole or in part or referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Board of Directors
Eagle Financial Corp.
September 12, 1994
Page 3

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,



                                    HOGAN & HARTSON L.L.P.